UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): January 23, 2020
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
Delaware	033-80475	84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)
(Zip Code)
(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2020, Graphic Packaging International, LLC, the primary United States operating subsidiary of Graphic Packaging Holding Company (the “Company”), entered into an agreement (the “Agreement”) with American General Life Insurance Company and The United States Life Insurance Company in the City of New York, NY (collectively, the “Insurers”) relating to the GPI U.S. Consolidated Pension Plan (the “Plan”). Under the Agreement, the Company will purchase a group annuity contract from the Insurers and transfer the future benefit obligations and annuity administration for retirees (or their beneficiaries) and current Plan participants (“Transferred Participants”).

Upon issuance of the group annuity contract, the pension benefit obligations and annuity administration for approximately 8,700 Transferred Participants will be irrevocably transferred to the Insurers, which will irrevocably guarantee the pension benefits of the Transferred Participants. During the fourth quarter of 2019, the Company settled approximately $150 million of U.S. qualified pension plan liabilities by lump-sum payments to approximately 3,600 Plan participants. By transferring the remaining liabilities to the Insurers, the Company will settle the remaining approximately $750 million of U.S. qualified pension plan liabilities of the Plan. The purchase of the group annuity and the lump-sum payments to participants are funded directly by the Plan’s assets.

The transactions contemplated by the Agreement are subject to customary closing conditions, including certain termination clauses. If all of the closing conditions are met, the Company expects the transaction to be completed on January 30, 2020. Those Participants currently receiving payments will continue to receive their benefits from the Plan until the end of March 2020, at which time the Insurers will assume responsibility for administrative and customer service, including distribution of payments to the Transferred Participants. As a result of the transactions contemplated by the Agreement, the Company expects to recognize a non-cash pension settlement charge of approximately $150 million in the first quarter of 2020.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Any statements of the Company’s expectations in this Current Report on Form 8-K, including but not limited to the timing and terms of the closing of the transactions contemplated by the Agreement, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual outcomes to differ materially from the Company’s present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Registrant)

Date: January 29, 2020	By: /s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary